UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SYNTHETECH, INC.
(Name of Registrant as Specified In Its Charter)

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SYNTHETECH, INC.
1290 Industrial Way
Albany, Oregon  97322

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
THURSDAY, AUGUST 6, 2009

Time and Date

1:30 p.m., Pacific time, on Thursday, August 6, 2009

Place

Perkins Coie LLP
1120 NW Couch Street, Tenth Floor
Portland, Oregon 97209-4128

Items of Business

1.	To elect seven directors to serve for the ensuing year and until their successors are elected.
2.	To ratify the appointment of Peterson Sullivan PLLC as the independent registered public accounting firm for the fiscal year ending March 31, 2010.
3.	To consider any other business that may properly come before the meeting.

Adjournments and Postponements

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned and postponed.

Record Date

You are entitled to vote only if you were a Synthetech shareholder as of the close of business on June 8, 2009.

Voting

We are furnishing proxy materials to our shareholders over the Internet. You may read, print and download our annual report and proxy statement at www.proxyvote.com. On or about June 26, 2009, we will mail our shareholders a notice containing instructions on how to access our 2009 proxy statement and annual report via the Internet and vote online. The notice also provides instruction on how you can request a paper copy of these documents if you desire, and how you can enroll in e-delivery to receive future annual materials via email.

Your vote is very important.  Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and to submit your proxy or voting instructions as soon as possible.  For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers about the Proxy Materials and Annual Meeting beginning on page 1 of the accompanying proxy statement and the instructions on the proxy card or voting instruction card.  You may attend the meeting in person even though you have submitted your proxy or voting instruction card.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Gary A. Weber
Gary A. Weber
Secretary
Albany, Oregon
June 5, 2009

This notice of annual meeting and proxy statement and form of proxy are being distributed on or about June 26, 2009.

SYNTHETECH, INC.
1290 Industrial Way
Albany, Oregon 97322

PROXY STATEMENT

For Annual Meeting of Shareholders
To Be Held on August 6, 2009

QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these proxy materials?

A:
We are providing you with a Notice of Internet Availability of Proxy Materials ("Notice of Internet Availability") and access to these proxy materials in connection with the solicitation by the Board of Directors of Synthetech Inc., an Oregon corporation ("Synthetech," "we," "us" or "our"), of proxies to be used at our 2009 Annual Meeting of Shareholders and at any adjournment or postponement. Shareholders are invited to attend the 2009 Annual Meeting (which will take place at the offices of our legal counsel, Perkins Coie LLP, at 1120 NW Couch Street, Tenth Floor, Portland, Oregon 97209-4128, at 1:30 p.m. on Thursday, August 6, 2009), and are requested to vote on the proposals described in this Proxy Statement.

A Notice of Internet Availability will be sent to record and beneficial shareholders starting on or around June 26, 2009, and the proxy materials, including the Notice of Annual Meeting, Proxy Statement, and our fiscal 2009 Annual Report, will be made available to shareholders on the Internet on or about June 26, 2009.

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials this year instead of a full set of proxy materials?

A:
Pursuant to new rules adopted by the Securities and Exchange Commission, we are providing access to the Company's proxy materials over the Internet rather than printing and mailing the proxy materials to all shareholders. We believe electronic delivery will expedite the receipt of proxy materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, a Notice of Internet Availability will be mailed to shareholders (or e-mailed, in the case of shareholders that have previously requested to receive proxy materials electronically) starting on or about June 26, 2009. The Notice of Internet Availability will provide instructions as to how shareholders may access and review the proxy materials on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice of Internet Availability will also provide voting instructions. In addition, shareholders may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future shareholder meetings. Your election to receive proxy materials by e-mail will remain in effect until you terminate it. Please note that, while our proxy materials are available at the website referenced in the Notice of Internet Availability, no other information contained on the website is incorporated by reference in or considered to be a part of this document.

Q:	What information is contained in this proxy statement?

A:
The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and most highly paid executive officers, and certain other required information.

Q:	Why did I receive more than one Notice of Internet Availability?

A:
You may receive multiple Notices of Internet Availability if you hold your shares of Synthetech's common stock in multiple accounts (such as through a brokerage account and separately as a registered shareholder). If you hold your shares of Synthetech's common stock in multiple accounts, you should vote your shares as described in each separate Notice of Internet Availability you receive.

If you are a shareholder of record, you may contact our stock transfer agent, Computershare Trust Company, N.A., ("Computershare") at P.O. Box 43070, Providence, RI 02940-3070 (telephone: (800) 962-4284) if you are currently receiving multiple Notices of Internet Availability and want to request delivery of a single Notice of Internet Availability in the future. If your shares are held in "street name" and you want to increase or decrease the number of Notices of Internet Availability delivered to your household in the future, you should contact your broker, bank or other custodian who holds the shares on your behalf.

Q:	How do I obtain a separate Notice of Internet Availability if I share an address with other shareholders?

A:
When more than one shareholder of record of Synthetech's common stock shares the same address, we may deliver only one Notice of Internet Availability to that address unless we have received contrary instructions from one or more of those shareholders. Similarly, brokers and other nominees holding shares of Synthetech's common stock in "street name" for more than one beneficial owner with the same address may deliver only one Notice of Internet Availability to that address if they have received consent from those beneficial owners. We will deliver promptly upon written or oral request a separate Notice of Internet Availability to any shareholder, including a beneficial owner of shares held in "street name," at a shared address to which a single Notice of Internet Availability was delivered. To receive additional Notices of Internet Availability, or if you are a shareholder of record and would like to receive separate Notices of Internet Availability for future annual meetings, you may call or write Computershare at P.O. Box 43070, Providence, RI 02940-3070 (telephone: (800) 962-4284). If you are a beneficial owner of shares held in "street name" and would like to receive separate Notices of Internet Availability, you may contact your bank, broker or other holder of record. In addition, if you are a shareholder of record who shares the same address with another shareholder of record and you currently receive separate copies of the Notice of Internet Availability, you may contact us at Synthetech, Inc., Attn:  Gary Weber, 1290 Industrial Way, Albany, Oregon 97322 (telephone (541) 967-6575) to request that a single Notice of Internet Availability be delivered to that address.

Q:	What is the difference between a "shareholder of record" and a "street name" holder?

A:
If your shares are registered directly in your name with Synthetech's transfer agent, Computershare, you are considered a "shareholder of record" or a "registered shareholder" of those shares. In this case, your Notice of Internet Availability has been sent to you directly by Synthetech.

 If your shares are held in a stock brokerage account or by a bank, trust or other nominee or custodian, you are considered the "beneficial owner" of those shares, which are held in "street name." A Notice of Internet Availability has been forwarded to you by or on behalf of your broker, bank, trustee or other holder who is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank, trustee or other holder of record as to how to vote your shares by following its instructions for voting.

Q:	What items of business will be voted on at the annual meeting?

A:	The items of business scheduled to be voted on at the annual meeting are:
  The election of directors; and
  The ratification of the independent registered public accounting firm for the fiscal year ending March 31, 2010.
We will also consider any other business that may properly come before the annual meeting.

Q:	How does the Board recommend that I vote?

A:	Our Board recommends that you vote your shares "FOR" each of the nominees to the Board and "FOR" the ratification of the independent registered public accounting firm for the 2010 fiscal year.

Q:	What shares can I vote?

A:
Each share of Synthetech common stock issued and outstanding as of the close of business on June 8, 2009, (the "record date"), is entitled to one vote on all items being voted upon at the annual meeting.  You may vote all shares owned by you as of that time, including (1) shares held directly in your name as the shareholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.  On the record date we had 14,648,614 shares of common stock issued and outstanding.

Q:	How many shares must be present or represented to conduct business at the annual meeting?

A:
The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of shares of Synthetech common stock entitled to vote must be present in person or represented by proxy.  Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:	How do I vote?

A:           You may vote in several different ways:

In person at the 2009 Annual Meeting

You may vote in person at the 2009 Annual Meeting. You may also be represented by another person at the meeting by executing a proxy properly designating that person. If you are the beneficial owner of shares held in "street name," you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the meeting.

By telephone

You may vote by calling the telephone number specified on the website provided in the Notice of Internet Availability. Please have your Notice of Internet Availability handy when you call and use any touch-tone phone to transmit your voting instructions.

By Internet

You may vote by using the Internet, www.proxyvote.com, to submit your voting instructions. Please have your Notice of Internet Availability handy when you go online. If you vote on the Internet, you may also request electronic delivery of future proxy materials.

By mail

You may vote by completing, signing, dating and returning a proxy card which will be mailed to you if you request delivery of a full set of proxy materials.  A postage-paid envelope will be provided along with the proxy card.

Telephone and Internet voting for shareholders of record will be available until 11:59 p.m., Eastern time, on August 5, 2009.  A mailed proxy card must be received by August 5, 2009 in order to be voted at the 2009 Annual Meeting. The availability of telephone and Internet voting for beneficial owners of other shares held in "street name" will depend on your broker, bank or other holder of record and we recommend that you follow the voting instructions on the Notice of Internet Availability that you receive from them.

If you are mailed a set of proxy materials and a proxy card or voting instruction card and you choose to vote by telephone or by Internet, you do not have to return your proxy card or voting instruction card. However, even if you plan to attend the 2009 Annual Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the meeting.

Q:	Can I change my vote?

A:
You may change your vote at any time prior to the vote at the annual meeting.  If you are the shareholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to Synthetech's Secretary (at Synthetech, Inc., Attn:  Gary Weber, 1290 Industrial Way, Albany, Oregon 97322) prior to your shares being voted, or by attending the annual meeting and voting in person.  Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.  For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:	How are votes counted?

A:
In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees.  For the other item of business, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," the abstention has the same effect as a vote "AGAINST."

If you provide specific instructions with regard to a certain item, your shares will be voted as you instruct on such items.  If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of Synthetech's nominees to the Board, "FOR" ratification of the independent registered public accounting firm, and in the discretion of the proxy holders on any other matters that properly come before the meeting).

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute broker non-votes.  Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.  In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are considered entitled to vote on that proposal.  Thus, broker non-votes will count as votes against proposals being voted on at the meeting.  Abstentions also have the same effect as votes against the matter.

Q:	What is the voting requirement to approve each of the proposals?

A:
In the election of directors, the seven persons receiving the highest number of "FOR" votes at the annual meeting will be elected.  The ratification of the independent registered public accounting firm will be approved if the votes cast "FOR" the proposal exceed the votes cast opposing the proposal at the annual meeting.

Q:	Is cumulative voting permitted for the election of directors?

A:
No.  Synthetech does not allow you to cumulate your vote in the election of directors.  For all matters proposed for shareholder action at the annual meeting, each share of common stock outstanding as of the close of business on June 8, 2009 is entitled to one vote.

Q:	What happens if additional matters are presented at the annual meeting?

A:
Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting.  If you grant a proxy, the persons named as proxy holders, Dr. Daniel T. Fagan and Gary Weber, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.  If for any unforeseen reason any of our director nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.  Any additional matters presented at the annual meeting will be approved if the votes cast "FOR" the proposal exceed the votes cast opposing the proposal at the annual meeting.

Q:	Who will serve as inspector of elections?

A:	The inspector of elections will be a representative of Synthetech, and will be appointed at the annual meeting.

Q:	Is my vote confidential?

A:
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within Synthetech or to third parties, except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.  Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to Synthetech management.

Q:	Who will bear the cost of soliciting votes for the annual meeting?

A:
Synthetech is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes.  In addition to the mailing of these proxy materials to shareholders, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.  Synthetech has asked banks and brokers to forward copies to persons for whom they hold stock of Synthetech and request authority for execution of the proxies.  Upon request, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to shareholders.

Q:	How can I attend the annual meeting?

A:
You are entitled to attend the annual meeting only if you were a Synthetech shareholder or joint holder as of the close of business on June 8, 2009 or you hold a valid proxy for the annual meeting.  You should be prepared to present photo identification for admittance.  In addition, if you are a shareholder of record, your name will be verified against the list of shareholders of record on the record date prior to your being admitted to the annual meeting.  If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to June 8, 2009, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.  If you do not provide photo identification or comply with the procedures outlined above upon request, you will not be admitted to the annual meeting.

The meeting will begin promptly at 1:30 p.m., Pacific time, on Thursday, August 6, 2009.  Check-in will begin at 1:00 p.m.

Q:	Where can I find the voting results of the annual meeting?

A:	We intend to announce preliminary voting results at the annual meeting and publish final results in our report on Form 10-Q for the second quarter of fiscal 2010, ending September 30, 2009.

Q:	What is the deadline to propose actions for consideration at next year's annual meeting of shareholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at future shareholder meetings as indicated below.

Shareholder Proposals: For a shareholder proposal to be considered for inclusion in Synthetech's proxy statement for the annual meeting next year, the written proposal must be received by Synthetech's Secretary at our principal executive offices no later than February 10, 2010.  If the date of next year's annual meeting is moved more than 30 days before or after the anniversary date of this year's annual meeting, the deadline for inclusion of proposals in Synthetech's proxy statement is instead the close of business on the tenth calendar day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made.  Such proposals must also comply with our bylaws provisions regarding business to be brought before a shareholder meeting and SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.  Proposals should be addressed to:

Synthetech, Inc.
Attn:  Gary Weber
1290 Industrial Way
Albany, OR 97322

For a shareholder proposal that is not intended to be included in Synthetech's proxy statement as described above, the shareholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of Synthetech common stock to approve that proposal, provide the information required by Synthetech's bylaws and give timely notice to Synthetech's Secretary in accordance with Synthetech's bylaws, which, in general, require that the notice be received by Synthetech's Secretary no earlier than 90 days and no later than 60 days before the anniversary of the 2009 annual shareholder meeting date.

Nomination of Director Candidates: You may propose director candidates for consideration by the Board's Nominating and Governance Committee.  Any such recommendations should include the nominee's name and qualifications for Board membership and should be directed to Synthetech's Secretary at the address of our principal executive offices set forth above.  In addition, Synthetech's bylaws permit shareholders to nominate directors for election at an annual shareholder meeting.  To nominate a director, the shareholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of Synthetech common stock to elect such nominee and provide the information required by Synthetech's bylaws, as well as a statement by the nominee acknowledging that he or she will owe a fiduciary obligation to Synthetech and its shareholders.  In addition, the shareholder must give timely notice to Synthetech's Secretary in accordance with Synthetech's bylaws, which, in general, require that the notice be received by Synthetech's Secretary within the time period described above under "Shareholder Proposals."

General:  If we receive proper notice of a shareholder proposal pursuant to our bylaws, and such notice is not received a reasonable time prior to our mailing of proxy materials for our 2010 annual shareholder meeting, we believe that our proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

Copy of Bylaws Provisions: You may contact Synthetech's Secretary at our principal executive offices for a copy of the relevant bylaws provisions regarding the requirements for making shareholder proposals and nominating director candidates.  Synthetech's bylaws also are available in the Corporate Governance section of Synthetech's website at www.synthetech.com.

Q:	How may I obtain Synthetech's Annual Report on Form 10-K filed with the SEC?

A:
Our Form 10-K for the year ended March 31, 2009 is incorporated into our annual report to shareholders.  Shareholders who want another copy of our Form 10-K may request a free copy of the Form 10-K from:

Synthetech, Inc.
Attn:  Gary Weber
1290 Industrial Way
Albany, Oregon 97322
(541) 967-6575

Synthetech will also furnish any exhibit to the Form 10-K if specifically requested.  Copies of our Annual Report on Form 10-K for the year ended March 31, 2009 are also available in the SEC Filing Archive in the Investor Resources section of our website at www.synthetech.com and at the SEC's EDGAR database on the SEC's website at www.sec.gov.

Q:	Who can help answer my questions?

A:	If you have any questions about the annual meeting or how to vote or revoke your proxy or if you need additional copies of this proxy statement or voting materials, you should contact:

Synthetech, Inc.
Attn: Gary Weber
1290 Industrial Way
Albany, Oregon 97322
(541) 967-6575

Q:	How may I communicate with Synthetech's Board or the non-management directors on Synthetech's Board?

A:	You may submit any communication intended for Synthetech's Board or the non-management directors by directing the communication by mail or fax addressed to:

Synthetech, Inc.
Attn: Chair, Nominating and Governance Committee
1290 Industrial Way
Albany, Oregon 97322
Fax: (541) 812-6036

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The size of Synthetech's Board of Directors currently is seven.  At the 2009 annual shareholder meeting, each of seven directors will be elected to serve until the next annual shareholder meeting and until his successor is elected.  Information regarding the business experience of each nominee to the Board is provided below.  There are no family relationships among our executive officers and directors.

If you sign your proxy or voting instruction card, but do not give instructions with respect to the voting of directors, your shares will be voted "FOR" the seven persons recommended by the Board.  If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card.

The Board of Directors expects that all of the nominees will be available to serve as directors.  In the event that any nominee should become unavailable, the proxy holders, Dr. Daniel T. Fagan and Gary Weber, will vote for a nominee or nominees designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board.

Our Board recommends a vote "FOR" the election to the Board of each of the following nominees.

Paul C. Ahrens, age 57.  Mr. Ahrens has been a Synthetech director since its inception in 1981 and served as Chairman of the Board from 1995 to August 2005.  From September 2005 to February 2007, Mr. Ahrens was President and CEO of NZ3, a start-up company focused on developing peptide biomaterials for various applications. Since 1996, he has been the founder and President of Groovie Moovies, Ltd., a film production company.  Mr. Ahrens, a founder of Synthetech, served as President and Chief Executive Officer of Synthetech from 1989 through 1995.  From 1981 through 1989 he was the Vice President of Technology.  From 1979 to 1980, Mr. Ahrens served as Vice President of Engineering of Colorado Organic Chemical Company, an organic chemical manufacturing company located in Commerce City, Colorado.  Prior to that time, Mr. Ahrens spent five years with Allied Chemical and CIBA-Geigy in various engineering and research capacities.  Mr. Ahrens holds B.S. and M.S. degrees in Chemical Engineering from the Massachusetts Institute of Technology.

Daniel T. Fagan, Ph.D., age 57.  Dr. Fagan has served as a Synthetech director since 2001 and was appointed Chairman of the Board in 2005.  He served as the sole member of the Board's Strategic Development Committee from February 2006 through October 2006.  Between November 1, 2006 and June 30, 2008, Dr. Fagan served as the Chief Executive Officer of Synthetech.  Dr. Fagan was President and CEO and a director of PepTx, Inc., a private early stage pharmaceutical company that is developing peptide based oncology therapeutics from January 2004 through September 2006.  Dr. Fagan continues to serve as a director of PepTx.  From July 2001 through 2003, Dr. Fagan was President of ProGen Biologics LLC, a private biopharmaceutical company that develops healthcare solutions for people suffering from autoimmune diseases. In addition, since November 2000, Dr. Fagan has also served as a consultant to the pharmaceutical and emerging pharmaceutical industries.  From 1992 to 2000, Dr. Fagan was employed as the General Manager of Peptides by Mallinckrodt, Inc., a subsidiary of Tyco International that manufactures bulk pharmaceuticals. From 1978 to 1991, he was employed in various capacities, including President, from 1987 to 1991, of Sigma Chemical, a subsidiary of Sigma Aldrich Corporation that manufactures fine chemicals. Dr. Fagan holds a B.A. in Chemistry from Otterbein College and a Ph.D. in Chemistry from Case Western Reserve University.

Howard L. Farkas, age 85.  Mr. Farkas has served as a Synthetech director since 1985.  Mr. Farkas serves as the Chairman of the Board and a member of the Compensation Committee of Logic Devices Incorporated, a public corporation that designs and manufactures semiconductors.  Since 1981 he has been the President of Farkas Group, Inc., a business management group, and since 1965 he has been President and Managing Broker of Windsor Gardens Realty, Inc. and its predecessor, which is engaged in residential real estate brokerage and management.  Mr. Farkas is a director and member of the audit committee of Navidec Financial Services, Inc., a publicly traded company that provides mortgage financing of residential properties located in Arizona and Colorado.  Mr. Farkas also serves as a director and officer of several private companies.  Mr. Farkas graduated from the University of Denver, School of Business with a B.S. degree in Business Administration and, though not presently in public or private practice, has been a certified public accountant since 1951.

Gregory R. Hahn, Ph.D., age 53.  Dr. Hahn joined Synthetech as President and Chief Operating Officer in September 2006.  Dr. Hahn assumed the responsibilities of Synthetech's President and Chief Executive Officer on July 1, 2008.  From 1999 until joining Synthetech, Dr. Hahn worked for the FMC Corporation, most recently as the Organics Global Business Director for its Lithium Division, based in Charlotte, North Carolina.  His experience previous to FMC was as Vice President, Sales, at Sigma Aldrich Fine Chemicals, St. Louis, Missouri, and as Marketing and Development Manager at Koch Chemical Company, Corpus Christi, Texas.  Dr. Hahn received his Bachelor of Science in Chemistry from Pacific Lutheran University, Tacoma, Washington, and his Doctor of Philosophy, Organic Chemistry from the University of California, Davis.

Donald E. Kuhla, Ph.D., age 66.  Dr. Kuhla has served as a Synthetech director since July 2006.  Dr. Kuhla previously served as a Synthetech director between 1997 and 2000.  Dr. Kuhla was President and Chief Operating Officer of Albany Molecular Research, Inc., a chemical contract research organization, from July 1998 to February 2003.  From 1994 through 1998, Dr. Kuhla was Vice President of Plexus Ventures, Inc., a business consulting firm.  Dr. Kuhla has also held senior management positions with two venture capital backed, biotechnology start-up companies.  His early career was spent in research and development and operations management positions with Pfizer Inc. and Rorer Group, Inc.  His last position at Rorer was Senior Vice President of Operations.  Dr. Kuhla is also a director of NPS Pharmaceuticals Inc.  Dr. Kuhla received a Ph.D. degree in Organic Chemistry from Ohio State University.

Hans Noetzli, age 68.  Mr. Noetzli has served as a Synthetech director since October 2004.  Mr. Noetzli has more than 30 years' experience in the fine chemicals industry.  He served in many executive functions of the Alusuisse-Lonza Group, a custom manufacturer of active pharmaceutical ingredients, headquartered in Zurich, Switzerland, among them 16 years as Chief Executive Officer of Lonza, Inc. and as a member of its Executive Committee.  Mr. Noetzli currently serves on the boards of directors of Aceto Corporation, a public company involved in the distribution and marketing of pharmaceutical and specialty chemicals, where he is a member of the Audit Committee, and IRIX Pharmaceuticals, Inc., a privately owned developer and manufacturer of active pharmaceutical ingredients.  Mr. Noetzli holds a degree in Business Administration from the Basel Business School in Switzerland.

Charles B. Williams, age 62.  Mr. Williams has served as a Synthetech director since 1997.  In July 2002, Mr. Williams retired from Synthetech, where he held the positions of Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Secretary.  Mr. Williams joined Synthetech in 1988 as its Controller.  Prior to that time, he served for five years as Controller for White's Electronics, Inc. of Sweet Home, Oregon.  From 1976 to 1983, he held several accounting and financial positions with Teledyne Wah Chang, a metals producer in Albany, Oregon.  Mr. Williams earned a B.S. in Economics and M.B.A. from Oregon State University.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Peterson Sullivan PLLC as its independent registered public accounting firm to audit Synthetech's consolidated financial statements for the fiscal year ending March 31, 2010.  Although Synthetech is not required to seek shareholder approval of this appointment, the Board believes it to be sound corporate governance to do so. Please read "Independent Registered Public Accounting Firm" on page 23.  Representatives of Peterson Sullivan PLLC are expected to attend the annual shareholder meeting, to be available to respond to appropriate questions and, if they desire, to make a statement.

Our Board recommends a vote "FOR" the ratification of the appointment of Peterson Sullivan PLLC as Synthetech's independent registered public accounting firm for the fiscal year ending March 31, 2010.  If the appointment is not ratified, the Audit Committee will consider whether it should select another independent registered public accounting firm.

OTHER BUSINESS

Synthetech knows of no business that may be presented for consideration at the meeting other than the items indicated in the Notice of Annual Meeting.  If other matters are properly presented at the meeting, the persons designated as proxies on your proxy card may vote at their discretion.

Following the adjournment of the formal business meeting, Dr. Daniel T. Fagan, Synthetech's Chairman , and Dr. Gregory R. Hahn, Synthetech's President and Chief Executive Officer, will address the meeting and will hold a general discussion period during which shareholders will have an opportunity to ask questions about Synthetech and its business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT TABLE

The following table shows common stock ownership on June 8, 2009, the record date, except as otherwise noted, by:
  each person who beneficially owned more than 5% of Synthetech common stock on that date;
  each director and director nominee of Synthetech;
  each named executive officer for whom compensation information is provided in the Summary Compensation Table on page 12; and
  all current executive officers and directors of Synthetech as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percent of Class (3)
Paul C. Ahrens	828,341	(4)	5.2%
Dr. Gregory R. Hahn	400,000	(5)	2.5%
Gary A. Weber	350,000	(6)	2.2%
Charles B. Williams	330,120	(7)	2.1%
Dr. Daniel T. Fagan	260,500	(8)	1.6%
Brett Reynolds	123,691	(9)	*
Dr. Joseph Murphy	85,000	(10)	*
Howard L. Farkas	84,500	(11)	*
Dr. Donald E. Kuhla	65,100	(12)	*
Hans Noetzli	59,500	(13)	*
All Executive Officers and Directors as a Group (10 persons)	2,586,752	(14)	16.3%
______________________
* Less than 1%.

(1)	The address of all listed named executive officers and directors is c/o Synthetech, Inc., P.O. Box 646, Albany, OR 97321
(2)
The number of shares beneficially owned by each entity or person is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire as of August 7, 2009 (60 days after June 8, 2009) through the exercise of any stock option or other right.

(3)
The denominator used in calculating the percentage is equal to the number of shares outstanding plus the number of shares the beneficial owner (or group of beneficial owners) has a right to acquire immediately or within 60 days pursuant to warrants or options.

(4)	Includes options to purchase 7,500 shares.
(5)	Includes options to purchase 400,000 shares.
(6)	Includes options to purchase 229,000 shares.
(7)	Includes 200,120 shares held in the Williams Living Trust, of which Mr. Williams and his spouse are the trustees, and options to purchase 130,000 shares.
(8)	Includes options to purchase 138,500 shares.
(9)	Includes options to purchase 114,900 shares.
(10)	Includes options to purchase 81,000 shares.
(11)	Includes options to purchase 34,500 shares.
(12)	Includes options to purchase 13,500 shares.
(13)	Includes options to purchase 29,500 shares.
(14)	Includes options to purchase 1,178,400 shares.

EXECUTIVE COMPENSATION

FISCAL 2009 SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation for each of Synthetech's named executive officers for fiscal 2009 and 2008.  All numbers are rounded to the nearest dollar.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)(4)		Total ($)

Dr. Daniel T. Fagan(5)	2009	$37,500	$—		$9,391	$—	$—		$46,891
Former Chief Executive Officer	2008	$150,000	$—		$19,434	$—	$—		$169,434

Dr. Gregory R. Hahn(5)	2009	$211,250	$155,000		$28,312	$—	$21,838	(7)	$416,400
President and Chief Executive Officer	2008	$195,833	$20,858	(6)	$51,440	$—	$23,613	(7)	$291,744

Gary A. Weber	2009	$145,000	$85,000		$14,439	$—	$10,875		$255,314
Vice President of Finance and Administration and Chief Financial Officer	2008	$142,500	$—		$23,397	$—	$7,925		$173,822

Brett S. Reynolds	2009	$115,000	$80,000		$6,502	$—	$11,500		$213,002
Vice President of Sales and Marketing	2008	$97,500	$—		$9,359	$—	$10,350		$117,209

Dr. Joseph Murphy	2009	$115,100	$—		$4,813	$63,987	$16,458	(8)	$200,358
Director of Business Development	2008	$113,100	$—		$7,799	$63,129	$17,227	(8)	$201,255

(1)	Bonus payments reflect awards under Synthetech's Key Employee Performance Plan. For additional information, please read "Executive Compensation—Key Employee Performance Plan" below.

(2)
The valuation assumptions for Synthetech's stock options granted to named executive officers are described in the Notes to Synthetech's Financial Statements included in its annual report on Form 10-K for the year of grant.  Amounts included in options awards for Dr. Fagan include expenses related to options granted in fiscal 2008 and 2009 as compensation for his services as both a non-employee director and as the Chief Executive Officer of Synthetech between November 1, 2006 and June 30, 2008.

(3)
Non-equity incentive plan compensation reflects payments under a sales incentive plan for Dr. Murphy, who does not participate in Synthetech's Key Employee Performance Plan.  For additional information, please read "Executive Compensation—Key Employee Performance Plan" below.

(4)	Unless otherwise indicated, "All Other Compensation" consists of amounts contributed to the 401(k) Plan by Synthetech on behalf of the named executive officer.

(5)
Effective July 1, 2008, Dr. Fagan our former Chief Executive Officer, was replaced by Dr. Hahn, our President and new Chief Executive Officer.  Dr. Fagan is Synthetech's Chairman of the Board.  Prior to Dr. Hahn's appointment as our Chief Executive Officer, he served as our President and Chief Operating Officer.

(6)	Amount of $20,858 was paid pursuant to Dr. Hahn's initial employment agreement with Synthetech.

(7)
For both fiscal 2008 and fiscal 2009, amounts include $11,400 as an automobile allowance. For fiscal 2008 only, amount includes $9,570 for reimbursement of costs for temporary accommodations and commuting while transitioning to Synthetech's headquarters in Albany, Oregon.

(8)	Includes an automobile allowance of $9,000.

The following narrative discusses material information necessary to understand the information in the table above.

Employment Agreements

On August 30, 2006, Synthetech entered into an employment agreement with Dr. Gregory R. Hahn, who began serving as Synthetech's President and Chief Operating Officer on September 11, 2006.  As discussed below, this employment agreement was replaced by a new employment agreement on November 30, 2007.  Under the terms of the former employment agreement, Dr. Hahn's initial annual base salary was $190,000 and he was eligible to receive an annual performance bonus of up to 45% of his base salary, subject to the achievement of objectives established by the Compensation Committee. In the case of exceptional performance, as determined by the Compensation Committee in its sole discretion, a bonus of greater than 45% could have been awarded.  Pursuant to the former employment agreement, Dr Hahn received a signing bonus of $76,758, of which $35,000 was paid upon the first date of his employment, $21,000 was paid in March 2007, and the remaining $20,858 was paid in September 2007.

Under the former employment agreement, Dr. Hahn also received fringe benefits, including an automobile allowance and a life insurance policy in the aggregate amount of $190,000 and other benefits generally available to Synthetech's officers and employees or specifically provided for Dr. Hahn.  He also received reimbursement of moving expenses and payment of expenses incurred for his temporary accommodation in connection with his relocation to Oregon until the first anniversary of his first date of employment and payment of expenses related to his commute between his former residence and Oregon prior to his relocation to Oregon.

The former employment agreement also included noncompetition, nonsolicitation, confidentiality and intellectual property assignment covenants by Dr. Hahn in favor of Synthetech.  It also obligated Synthetech to indemnify Dr. Hahn against liabilities he may have incurred by reason of his serving as an officer of Synthetech.

On November 30, 2007, Synthetech entered into a new employment agreement with Dr. Hahn that replaced the employment agreement entered into on August 30, 2006.  Pursuant to this new employment agreement, Dr. Hahn continues to serve currently as Synthetech's President and Chief Operating Officer.  The initial employment term under the new employment agreement expires on March 31, 2010, and starting March 31, 2010, the term will automatically renew for additional two-year periods unless terminated by either party at least 180 days prior to the then scheduled expiration date.  The term will also automatically extend for a two-year period from the date of a change of control (as defined in the agreement) of Synthetech if Dr. Hahn's employment is not terminated in connection with the change of control.

Under the terms of the new employment agreement, Dr. Hahn receives an initial annual base salary of $200,000 and is eligible to receive an annual performance bonus of up to 45% of his base salary, subject to the achievement of objectives established by the Compensation Committee.  In the case of exceptional performance, as determined by the Compensation Committee in its sole discretion, a bonus of greater than 45% may be awarded.  In connection with Dr. Hahn's appointment as Synthetech's Chief Executive Officer and President, Dr. Hahn's annual base salary was increased to $215,000 effective July 1, 2008.

Under the new employment agreement, Dr. Hahn receives grants of restricted stock, additional stock options or other equity-based awards as determined by the Compensation Committee.  Under his new employment agreement, Dr. Hahn also receives fringe benefits, including an automobile allowance, a life insurance policy in the aggregate amount of $200,000, remaining moving expenses up to $25,000 and other benefits generally available to Synthetech's officers and employees or specifically provided for Dr. Hahn.

Under the terms of the employment agreement, if Synthetech terminates Dr. Hahn's employment without "cause" (as defined in the agreement), if Dr. Hahn terminates his employment with "good reason" (as defined in the agreement) or if Dr. Hahn's employment is terminated upon a "change in control" (as defined in the agreement) of Synthetech, Dr. Hahn is entitled to receive severance payments equal to 200% of his base salary plus healthcare benefits for up to twelve months. In addition, Dr. Hahn is entitled to a prorated bonus for any partial year's service unless his employment is terminated for "cause" or he voluntarily terminates his employment without "good reason."  Upon any of these terminations, Dr. Hahn will also receive any unpaid base salary and benefits.

On November 30, 2007, Synthetech also entered into an employment agreement with Mr. Gary Weber, Synthetech's Vice President of Finance and Administration, Chief Financial Officer, Secretary and Treasurer.  Pursuant to Synthetech's employment agreement with Mr. Weber, Mr. Weber's initial employment term expired on March 31, 2009, and, starting March 31, 2009, the term automatically renewed, and will continue to automatically renew, for additional one-year periods unless terminated by either party at least 180 days prior to the then scheduled expiration date.  The term will also automatically extend for an 18-month period from the date of a change of control (as defined in the agreement) of Synthetech if Mr. Weber's employment is not terminated in connection with the change of control.

Under the terms of his employment agreement, Mr. Weber's annual initial base salary is $145,000 and he is eligible to receive an annual performance bonus, subject to achievement of objectives to be established by, and in such amount as determined by, the Compensation Committee.  Mr. Weber also receives grants of restricted stock, stock options or other equity-based awards as determined by the Compensation Committee in its sole discretion.  Mr. Weber will continue to participate in fringe benefit programs that are generally available to Synthetech's officers and employees or are specifically provided for Mr. Weber.

Under the terms of Mr. Weber's employment agreement, if Synthetech terminates Mr. Weber's employment without "cause" (as defined in the agreement), if Mr. Weber terminates his employment with "good reason" (as defined in the agreement) or if Mr. Weber's employment is terminated upon a "change in control" (as defined in the agreement) of Synthetech, Mr. Weber is entitled to receive severance payments equal to 100% of his current annual base salary plus healthcare benefits for up to twelve months.  In addition, he will be entitled to a prorated bonus for any partial year's service unless his employment is terminated for "cause" or he voluntarily terminates his employment without "good reason."  Upon any of these terminations, Mr. Weber will also receive any unpaid base salary and benefits.

In July 2008, Mr. Brett Reynolds, Synthetech's Director of Sales & Marketing, was promoted to Vice President of Sales and Marketing and received a salary increase of $20,000 per year, from $100,000 to $120,000 on an annual basis.

Benefits

Matching contributions to the 401(k) plan of 5%, 7.5% or 10% of eligible base pay, depending on years of service, were made in fiscal 2009.  Generally, we offer perquisites only as needed to recruit and retain key executive talent.

Key Employee Performance Plan

Synthetech's named executive officers are eligible to receive awards under our Key Employee Performance Plan ("KEPP"), our formal executive performance bonus plan.  Awards under the KEPP are determined as a percentage of base salary, with payment based on achievement of certain performance objectives based on: (1) health, safety and environment goals; (2) business strategy goals; and (3) business performance goals.  Objectives 1 and 2 are scored from zero to one and objective 3 is scored from zero to two.  Payments are calculated based on Synthetech's performance in meeting the respective objectives, and then multiplied by a weighted percentage for each objective based on the relative importance of the objective to the overall goals.  This calculation yields a bonus percentage for the objective for the applicable participant in the KEPP.  The sum of the bonus percentages for each objective is multiplied by the individual's salary percentage and the product is multiplied by the applicable salary, yielding the KEPP payout.  Weightings vary for specific objectives among participants in the KEPP, and not all business strategy objectives are applicable to each participant.  The final amount of KEPP awards is subject to the discretion of the Compensation Committee, which may increase or decrease particular awards.

Under the fiscal 2009 KEPP criteria, potential awards as a percentage of base salary were as follows:  Dr. Hahn up to 77%; Mr. Weber up to 58%; and Mr. Reynolds up to 53%.  Based on Synthetech's exceptional performance achieved in fiscal 2009, the Compensation Committee increased the KEPP awards for Messrs. Weber and Reynolds above the salary percentages described above.  Dr. Murphy, Synthetech's Director of Business Development, does not participate in the KEPP but is subject to a separate sales incentive plan that paid 1.5% of eligible sales over $500,000 for the period from September 1, 2007 to August 31, 2008.  Dr. Murphy earned a bonus of $63,987 under that plan for that period.  The same objectives have been retained for Dr. Murphy's sales incentive plan for the period from September 1, 2008 to August 31, 2009.

Long-Term Incentive Compensation

Synthetech's long-term incentive compensation program for named executive officers consists of equity compensation awarded either under or outside of our 2005 Stock Incentive Compensation Plan, in which all management employees, including our named executive officers, may participate.  Equity compensation awards generally consist of awards of stock options and occasionally restricted stock.  Equity compensation awards are generally granted when an executive joins Synthetech and, typically, on an annual basis thereafter.  Stock options and restricted stock granted to the executives vest over time and the length of the vesting period varies from immediate vesting to three years from the grant date.

OUTSTANDING EQUITY AWARDS AT MARCH 31, 2009 TABLE

The following table provides information regarding the number and estimated value of outstanding stock options held by each of Synthetech's named executive officers at March 31, 2009.

		Option Awards (1)
		Number of Securities Underlying Unexercised Options (#)
Name	Grant Date	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date

Dr. Daniel T. Fagan	7/19/2001(2)(a)	10,000		$2.15	7/19/11
Former Chief Executive Officer	7/19/2001(2)(a)	15,000		$2.15	7/19/11
	2/9/2006(2)(a)	50,000		$0.48	2/9/16
	8/17/2006(2)(b)	6,000	9,000	$0.34	8/17/16
	4/17/2007(3)	33,334	16,666	$0.87	4/17/17
	11/13/2008(2)(b)	-	28,500	$0.50	11/13/18

Dr. Gregory R. Hahn	9/11/06(3)	300,000	-	$0.31	9/11/16
President and Chief Executive Officer	4/17/07(3)	66,667	33,333	$0.87	4/17/17
	11/13/08(b)	-	100,000	$0.50	11/13/18

Gary A. Weber	6/10/02(a)	22,500		$1.65	6/10/12
Vice President of Finance and	6/10/02(a)	7,500		$0.33	6/10/12
Administration and Chief Financial	5/7/03(a)	20,000		$1.28	5/7/13
Officer	4/23/04(a)	24,000		$1.82	4/23/14
	9/28/05(a)	40,000		$0.50	9/28/15
	3/29/06(b)	40,000		$0.29	3/29/16
	4/17/07(3)	50,000	25,000	$0.87	4/17/17
	11/13/08(b)	-	75,000	$0.50	11/13/18

Brett S. Reynolds	6/28/00(a)	5,000		$3.13	6/28/10
Vice President of Sales	1/22/02(a)	26,300		$1.48	1/22/12
and Marketing	5/6//02(a)	8,000		$2.07	5/6/12
	5/7/03(a)	8,000		$1.28	5/7/13
	4/23/04(a)	9,600		$1.82	4/23/14
	9/28/05(a)	8,000		$0.50	9/28/15
	3/29/06(b)	25,000		$0.29	3/29/16
	4/17/07(3)	20,000	10,000	$0.87	4/17/17
	11/13/08(b)	-	50,000	$0.50	11/13/18

Dr. Joseph Murphy	8/25/03(a)	22,500		$0.79	8/25/13
Director of Business Development	8/25/03(a)	2,500		$0.16	8/25/13
	4/23/04(a)	8,000		$1.82	4/23/14
	9/28/05(a)	8,000		$0.50	9/28/15
	3/29/06(b)	15,000		$0.29	3/29/16
	4/17/07(3)	16,667	8,333	$0.87	4/17/17
	11/13/08(b)	-	25,000	$0.50	11/13/18

(1)	Unless otherwise indicated, all options were granted under the 2005 Equity incentive Plan or the 2000 Stock Incentive Plan as follows:
(a)	2000 Stock Incentive Plan
(b)	2005 Equity Incentive Plan
(2)	This option was granted for service as a member of Synthetech's Board of Directors during a time when Dr. Fagan was not Synthetech's Chief Executive Officer.
(3)
Dr. Hahn's nonqualified stock option dated September 11, 2006 and the April 17, 2007 stock option grants were issued outside of Synthetech's shareholder approved plans.  These options vest one-third on the date of grant, one-third on the first anniversary and the remaining one-third on the second anniversary.

DIRECTOR COMPENSATION

DIRECTOR SUMMARY COMPENSATION TABLE FOR FISCAL 2009

The following table sets forth information regarding compensation of Synthetech's non-employee directors for fiscal 2009, which consisted of cash and equity components, as described in detail in the Non-Employee Director Compensation Table below.  Synthetech's employee directors do not receive any separate compensation for their Board service.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Option Awards (#)(2)	All Other Compensation $		Total ($)
Paul C. Ahrens	$13,000	$1,494	37,500	$1,551	(3)	$16,045
Dr. Daniel T. Fagan(4)	$20,250	$9,391	28,500	$37,500		$67,141
Howard L. Farkas	$16,000	$896	31,500	-		$16,896
Dr. Donald E. Kuhla	$13,000	$896	28,500	-		$13,896
Hans Noetzli	$11,500	$896	34,500	-		$12,396
Charles B. Williams	$14,500	$4,718	25,500	-		$19,218

(1)
The valuation assumptions for our stock options granted to non-employee directors are described in the Notes to our Financial Statements included in our Annual Report on Form 10-K for the year of grant.  As of March 31, 2009, Synthetech's non-employee directors held options to purchase common stock as follows:  Mr. Ahrens, 37,500 shares; Dr. Fagan 168,500 shares; Mr.  Farkas, 61,500 shares; Dr. Kuhla, 43,500 shares; Mr. Noetzli, 59,500 shares; and Mr. Williams, 160,000 shares.

(2)	This column represents the number of non-qualified stock options to purchase shares of Synthetech's common stock that were granted to the non-employee directors during fiscal 2009.
(3)	Synthetech paid Mr. Ahrens during fiscal 2009 approximately $1,551 for expenses associated with attending technical conferences on behalf of Synthetech.
(4)
Amounts included in options awards for Dr. Fagan include expenses related to options granted in fiscal 2007, 2008 and 2009 as compensation for his services as both a non-employee director and as the Chief Executive Officer of Synthetech between November 1, 2006 and June 30, 2008.  All other compensation includes $37,500 of compensation for Dr. Fagan's service as Synthetech's Chief Executive Officer, which terminated on June 30, 2008.

On November 6, 2008, the Board of Directors revised the non-employee Board of Director's compensation policy as it relates to stock-based compensation.  Pursuant to the prior policy, members of the Board of Directors received a grant of 15,000 shares once every five years, which vested 3,000 shares per year, over five years.  The Board of Directors modified this policy to increase the standard five-year award to non-employee Directors from 15,000 options to 37,500 options.  To phase-in this transition in light of existing stock option grants made in different years to various directors, the Board of Directors approved transition grants to increase each non-employee Director's annual vesting to 7,500 shares from the present 3,000 shares, taking into account currently outstanding and unvested grants.  Consequently, on November 13, 2008, the Compensation Committee of the Board of Directors awarded non-employee Directors an aggregate of 186,000 options to purchase Synthetech's common stock, with vesting over five years.  The options were awarded at $0.50 per share, the market price of Synthetech's common stock on the date of grant.  The nonqualified stock options were issued as part of the 2005 Equity Incentive Plan.

On June 2, 2009, the Board of Directors revised the non-employee Board of Director's compensation policy as it relates to cash compensation for certain aspects of Board committee membership and participation to include the following changes:  (a) members of the Audit Committee will receive an annual cash retainer of $500, similar to the current annual retainer for members of the Compensation and Nominating and Governance Committees of the Board; (b) the Chair of the Compensation Committee will receive an additional annual cash retainer of $1,000, similar to the current additional retainer for the Chair of the Audit Committee; and (c) commencing with Committee meetings in August 2009, Board committee members will receive a payment of $500 for each meeting attended, similar to the current per meeting payment for members of the Audit Committee.

The following table provides information about Synthetech's compensation and reimbursement practices for non-employee directors during fiscal 2009.

Non-Employee Director Compensation Practices:	Fiscal 2009

Option grant to non-employee directors upon initial election or appointment to the Board(1)	10,000 shares
Annual cash retainer board chairman(2)	$27,000
Annual cash retainer board member(3)	$10,000
Option grant to non-employee directors at first annual meeting after election or appointment(4)	37,500 shares
Option grant to non-employee directors after five years of service(4)	37,500 shares
Payment per Board meeting	$500
Payment per Audit Committee meeting	$500
Additional annual cash retainer for Chair of the Audit Committee	$1,000
Additional annual cash retainer for Compensation and Nominating and Governance Committee Members	$500
Reimbursement for expenses attendant to Board membership	Yes
Range of total cash compensation earned by directors for fiscal 2009 and fiscal 2008	$13,500 - $57,750	(5)

(1)	The options are nonqualified stock options, are granted at the market price on the date of grant and are fully vested on the grant date.
(2)	Effective July 24, 2008, the Board increase the annual compensation for the board chairman from $10,000 to $27,000, to be paid in quarterly installments of $6,750.
(3)	Paid in quarterly installments of $2,500.
(4)
The options are nonqualified stock options, are granted at the market price on the date of grant and vest in five equal annual installments beginning at the first annual shareholders meeting after the date of grant.  The amount of these options grants was increased from 15,000 shares in November 2008.

(5)	Includes $37,500 of compensation for Dr. Fagan's service as Synthetech's Chief Executive Officer, which terminated on June 30, 2008.

The following table provides information about Synthetech's current compensation and reimbursement practices for non-employee directors for fiscal 2010.

Non-Employee Director Compensation Practices:	Fiscal 2010

Option grant to non-employee directors upon initial election or appointment to the Board(1)	10,000 shares
Annual cash retainer board chairman(2)	$27,000
Annual cash retainer board member(3)	$10,000
Option grant to non-employee directors at first annual meeting after election or appointment(4)	37,500 shares
Option grant to non-employee directors after five years of service(4)	37,500 shares
Payment per Board or Committee meeting(5)	$500
Additional annual cash retainer for Chair of the Audit Committee and the Compensation Committee	$1,000
Additional annual cash retainer for Committee members	$500
Reimbursement for expenses attendant to Board membership	Yes

(1)	The options are nonqualified stock options, are granted at the market price on the date of grant and are fully vested on the grant date.
(2)	Paid in quarterly installments of $6,750.
(3)	Paid in quarterly installments of $2,500.
(4)
The options are nonqualified stock options, are granted at the market price on the date of grant and vest in five equal annual installments beginning at the first annual shareholders meeting after the date of grant.

(5)	Per meeting payments for Committee meetings will commence in August 2009.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Synthetech is committed to having sound corporate governance principles, which are essential to running Synthetech's business efficiently and maintaining Synthetech's integrity in the marketplace.  Synthetech's Code of Conduct and Code of Ethics are available in the Corporate Governance section of our website at www.synthetech.com.

Synthetech Corporate Governance at a Glance

This list provides some highlights from Synthetech's corporate governance practices.
  Five of our current seven directors are independent. Dr. Hahn is the only Synthetech officer currently on our Board of Directors.
  Independent directors meet in regularly scheduled executive sessions.
  Each of the Audit Committee and the Nominating and Governance Committee is composed entirely of independent directors.  A majority of the members of the Compensation Committee are independent directors.
  All standing committees have a written charter that is reviewed and reassessed annually and is posted on our website.
  Shareholders annually ratify the Audit Committee's selection of independent auditors.
  Shareholders can communicate with the non-management directors.
  The Board and each standing Board committee conduct an annual self-evaluation.

Board Independence

The Board has determined that the current directors or nominees do not have a material relationship with Synthetech, other than Dr. Daniel T. Fagan, Synthetech's Chairman of the Board and former Chief Executive Officer, and Dr. Gregory R. Hahn, Synthetech's current President and Chief Executive Officer.  As part of Synthetech's succession plan, on July 1, 2008 Dr. Gregory R. Hahn became Synthetech's Chief Executive Officer and Dr. Fagan retained his position as Chairman of the Board.  The Board has determined that each director and nominee, other than Drs. Fagan and Hahn, is independent within the meaning of Synthetech's director independence standards.  Although Synthetech is not subject to Nasdaq listing rules, Synthetech's director independence standards currently reflect Nasdaq's director independence standards, as currently in effect.  The Board has also determined that none of the members of any of Synthetech's standing committees has a material relationship with Synthetech (either directly, through a family member or as a partner, executive officer or controlling shareholder of any organization that receives from or makes payments to Synthetech) and that each such committee member, other than Dr. Fagan, who serves on the Compensation Committee, is "independent" within the meaning of Synthetech's director independence standards.

Board Structure and Committee Composition

As of the date of this proxy statement, our Board has seven directors and has the following three standing committees: (1) Audit Committee, (2) Compensation Committee, and (3) Nominating and Governance Committee.  The current membership and the function of each of the committees are described below.  Each of the committees operates under a written charter adopted by the Board.  The committee charters are available in the Corporate Governance section of Synthetech's website at www.synthetech.com.  During fiscal 2009, the Board held six meetings.  Each director attended 100% of all Board and all applicable committee meetings, excluding a single absence due to illness.  Directors are encouraged to attend annual meetings of Synthetech shareholders, although attendance is not required.  All seven sitting directors attended the fiscal 2008 annual meeting of shareholders.

Name of Director	Audit	Compensation	Nominating and Governance
Non-Employee Independent Directors
Paul C. Ahrens			X*
Dr. Daniel T. Fagan		X
Howard L. Farkas	X*		X
Dr. Donald E. Kuhla		X	X
Hans C. Noetzli	X	X*
Charles B. Williams	X
Employee Director
Dr. Gregory R. Hahn
Number of meetings held in fiscal 2009	4	5	2

X = Committee member
* = Chair

Audit Committee

Synthetech has a separately designated standing Audit Committee established in accordance with Section 3(a) (58)(A) of the Securities Exchange Act of 1934.  The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of Synthetech's financial statements, Synthetech's compliance with legal and regulatory requirements, the independent auditors' qualifications, performance and independence and risk assessment and risk management.  Among other things, the Audit Committee: prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee charter and the committee's performance; appoints, retains, evaluates, oversees and determines the compensation of Synthetech's independent auditors; reviews and approves the scope of and staffing for the annual audit; reviews Synthetech's disclosure controls and procedures, internal controls and corporate policies with respect to financial information; oversees investigations into complaints concerning financial matters; and discusses with management major financial exposure and steps management has taken to control such risks.  The Audit Committee works with management as well as Synthetech's independent auditors.  The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from Synthetech for, outside legal, accounting or other advisors as the Audit Committee determines necessary.

Although Synthetech is not subject to Nasdaq listing rules, the Board has determined that each member of the Audit Committee meets the heightened audit committee requirements of Nasdaq listing rule 5605(c)(2) and Securities Exchange Act Rule 10A-3(b)(1) and is financially literate as required by Nasdaq listing rule 5605(c)(2)(A)(iv).

The report of the Audit Committee is included on page 22 of this proxy statement.  The charter of the Audit Committee is available in the Corporate Governance section of our website at www.synthetech.com.

Compensation Committee

The Compensation Committee discharges the Board's responsibilities relating to compensation of Synthetech's executives and directors; provides general oversight of Synthetech's compensation structure, including Synthetech's incentive compensation, equity-based awards and other benefits and perquisites; and retains and approves the compensation of any compensation consultants and other compensation experts.  Other specific duties and responsibilities of the Compensation Committee include: reviewing and approving goals and objectives relevant to CEO compensation, evaluating CEO performance and establishing CEO compensation; reviewing and approving goals and objectives relevant to compensation for other executives; reviewing the CEO's assessment of the other executives' performance and approving changes in compensation for the other executives; approving any employment agreements, change in control agreements and termination agreements for executive officers; administering Synthetech's compensation plans, including equity plans, bonus and incentive compensation plans and any deferred savings plans; recommending director compensation to the Board; and annually evaluating the Committee's performance and its charter.

The charter of the Compensation Committee is available in the Corporate Governance section of our website at www.synthetech.com.

Nominating and Governance Committee

The Nominating and Governance Committee discharges the Board's responsibilities relating to Board composition and corporate governance; identifies individuals qualified to become Board members; recommends to the Board director and committee member candidates; monitors compliance with Synthetech's Code of Ethics and Code of Conduct; and oversees the evaluation of the Board and committees.  Other specific duties of the Nominating and Governance Committee include, among others:  periodically reviewing director selection guidelines and recommending to the Board appropriate revisions; monitoring corporate governance developments and recommending changes to the Board; recommending to the Board membership of committees and committee member qualifications; evaluating Board and committee membership limitations, including any tenure guidelines; making recommendations to the Board  concerning the composition, organization and operations of the Board and its committees, including new member orientation and information flow; developing and recommending to the Board a process for periodic review and evaluation of Board, committee and director performance; and annually evaluating the Nominating and Governance Committee's performance and its charter.  The Committee has the authority to obtain assistance from outside advisors in fulfilling its duties and to compensate these advisors.

The Nominating and Governance Committee's charter is available in the Corporate Governance section of our website at www.synthetech.com.

Consideration of Director Nominees

Shareholder Nominees.  The Nominating and Governance Committee will consider properly submitted shareholder nominations for candidates for membership on the Board as described below under "-Identifying and Evaluating Nominees for Directors." In evaluating those nominations, the Nominating and Governance Committee seeks to achieve a balance of independence, diversity, professional experience, industry knowledge, capability and leadership on the Board.  Any shareholder nominations proposed for consideration by the Nominating and Governance Committee should include the nominee's name and qualifications for Board membership and should be addressed to:

Synthetech, Inc.
Attn:  Chair, Nominating and Governance Committee
1290 Industrial Way
Albany, OR 97322
(541) 967-6575

In addition, Synthetech's bylaws permit shareholders to nominate directors for consideration at an annual shareholder meeting.  For a description of the process for nominating directors in accordance with Synthetech's bylaws, please read "Questions and Answers about the Proxy Materials and the Annual Meeting—What is the deadline to propose actions for consideration at next year's annual meeting of shareholders or to nominate individuals to serve as directors?" on page 5.

Director Qualifications.  The Nominating and Governance Committee Charter contains director selection guidelines that apply to Nominating and Governance Committee-recommended nominees for a position on Synthetech's Board.  Under these criteria, members of the Board should have high standards of professional and personal ethics, integrity and values.  They should have relevant experience and ability with respect to making and overseeing policy in business, technology, government or education sectors.  They should be committed to acting in Synthetech's best interests and to objectively assessing Board, committee and management performance.  They should have sufficient time to carry out their duties and should have the willingness and ability to serve multiple terms to develop a deeper understanding of Synthetech's business affairs.  Board members should be willing to avoid activities or interests that may create a conflict of interest with the director's responsibilities and duties to Synthetech.

Identifying and Evaluating Nominees for Directors.  The Nominating and Governance Committee uses a variety of methods for identifying and evaluating nominees for director.  In the event of a vacancy on the Board, the Nominating and Governance Committee will consider potential candidates for director.  Candidates may come to the attention of the Committee through current Board members, professional search firms, shareholders or other persons.  These candidates will be evaluated at regular or special meetings of the Nominating and Governance Committee, and may be considered at any point during the year.  As described above, the Committee will consider properly submitted shareholder nominations for candidates for the Board.  Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating and Governance Committee at a regularly scheduled meeting.  If any materials are provided by a shareholder in connection with the nomination of a director candidate, the materials will be forwarded to the Nominating and Governance Committee.  The Committee will also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder.  In evaluating those nominations, the Committee will seek to achieve a balance of knowledge, experience and capability on the Board.

Executive Sessions

Executive sessions of directors, at which Synthetech's non-management directors meet without the other directors or management present, are held at least two times a year.  The sessions are scheduled and chaired by the Chairman of the Board of Directors, Dr. Fagan.  Any non-management director can request that additional executive sessions be scheduled.

Communications with the Independent Directors

Individuals may communicate with the independent directors by mail or fax addressed to:

Synthetech, Inc.
Attn:  Chair, Nominating and Governance Committee
1290 Industrial Way
Albany, OR 97322
Phone: (541) 967-6575
Fax: (541) 812-6036

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Synthetech's executive officers, directors and holders of more than 10% of Synthetech common stock to file reports of ownership and changes in ownership with the SEC.  Synthetech believes that during its fiscal year ended March 31, 2009, all reports required under Section 16(a) were timely filed, except that in August 2008, Paul C. Ahrens, a director, failed to timely file one report on Form 4, Statement of Changes in Beneficial Ownership, to report one transaction.

AUDIT COMMITTEE REPORT

Report of the Audit Committee

The Audit Committee reviews Synthetech's financial reporting process on behalf of the Board.  Management has the primary responsibility for the financial statements and the reporting process.  Synthetech's independent registered public accounting firm is responsible for expressing an opinion on the conformity of Synthetech's audited financial statements to generally accepted accounting principles.  In this context, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm Synthetech's audited financial statements.  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under applicable accounting standards, including those described by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T.  In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures required by the PCAOB regarding the independent accounting firm's communications with the Audit Committee concerning independence, and discussed with the accounting firm its independence from Synthetech and its management.  The Audit Committee has considered the provision of services by Peterson Sullivan PLLC for preparing Synthetech's annual tax returns and for advice regarding tax compliance and planning, and has determined that the provision of such services is compatible with the maintenance of Peterson Sullivan's independence.  Based on its review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in Synthetech's Annual Report on Form 10-K for the year ended March 31, 2009 for filing with the SEC.  The Audit Committee members do not serve as professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm.

Audit Committee Report Submitted by:

Howard L. Farkas, Chair
Hans C. Noetzli
Charles B. Williams

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Peterson Sullivan PLLC served as our independent registered public accounting firm for the audit of our financial statements for fiscal 2009 and has been engaged to continue to serve in such role for fiscal 2010.  Representatives of Peterson Sullivan PLLC are expected to be present at the annual meeting, to be available to respond to appropriate questions and, if they desire, to make a statement.

The Audit Committee first engaged Peterson Sullivan PLLC on November 9, 2006 as its independent registered public accounting firm, effective as of November 1, 2006, to audit Synthetech's financial statements for the fiscal year ended March 31, 2007.

It is the Audit Committee's policy to pre-approve all auditing services and permitted non-audit services (including fees and the terms thereof) to be performed for Synthetech by the independent registered public accounting firm. The Audit Committee may delegate the authority to grant pre-approvals to subcommittees and may pre-approve services by establishing detailed pre-approval policies and procedures as to a particular service.

All fees to Peterson Sullivan PLLC during fiscal years 2008 and 2009 were approved by the Audit Committee.

Fees billed by Peterson Sullivan PLLC for fiscal years 2008 and 2009 were as follows:

Services Rendered	Fees
	Fiscal 2008	Fiscal 2009
Audit Fees (1)	$60,000	$65,000
Audit-Related Fees (2)	3,000	-
Tax Fees (3)	5,000	5 ,000
All Other Fees	--	--
Total	$68 ,000	$70 ,000

(1)	For professional services for auditing Synthetech's annual financial statements and reviewing the financial statements included in Synthetech's Quarterly Reports on Form 10-Q.
(2)	For professional services for reviewing a Registration Statement on Form S-8 and issuing a related consent.
(3)	For professional services for preparing Synthetech's annual tax returns and for advice regarding tax compliance and planning.

APPENDIX A

PROXY	PROXY

SYNTHETECH, INC.
1290 Industrial Way, Albany, OR 97322
Annual Meeting of Shareholders of Synthetech, Inc. to be held on August 6, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

The undersigned hereby authorize(s) the Proxies named below to vote on the matters set forth in the Proxy Statement for the Annual Meeting of Shareholders of Synthetech, Inc. to be held on August 6, 2009, as follows:

1.    ELECTION OF DIRECTORS

[ ]	FOR all nominees or, if any named nominee is unable to serve, for a substitute nominee.

[ ]	WITHHOLD AUTHORITY for all nominees.

[ ]	FOR ALL EXCEPT (See instructions below).

PAUL C. AHRENS	GREGORY R. HAHN	CHARLES B. WILLIAMS

DANIEL T. FAGAN	DONALD E. KUHLA

HOWARD L. FARKAS	HANS C. NOETZLI

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and cross out the name of each nominee you wish to withhold.

2.    RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[ ]	FOR the ratification of Peterson Sullivan PLLC as the independent registered public accounting firm for the fiscal year ending March 31, 2010.

[ ]	AGAINST the ratification of Peterson Sullivan PLLC as the independent registered public accounting firm for the fiscal year ending March 31, 2010.

[ ]	ABSTAIN

A - 1

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREON BY THE UNDERSIGNED SHAREHOLDER(S).  IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED IN THE ACCOMPANYING PROXY STATEMENT AND FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.  ALTHOUGH THE BOARD OF DIRECTORS ANTICIPATES THAT ALL NOMINEES WILL BE AVAILABLE TO SERVE AS DIRECTORS OF SYNTHETECH, INC., IF ANY OF THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ANY SUBSTITUTE NOMINEE OR NOMINEES DESIGNATED BY THE BOARD OF DIRECTORS.

The undersigned shareholder(s) hereby appoint(s) Dr. Daniel T. Fagan and Gary A. Weber, and either of them, Proxies with full power of substitution in each and hereby authorize(s) them to represent and vote, as designated above, all the shares of Common Stock held of record by the undersigned on June 8, 2009, at the Annual Meeting of Shareholders of Synthetech, Inc., to be held on August 6, 2009, or any adjournments or postponements thereof.

DATE:_______________________________________________

_____________________________________________________

Signature

_____________________________________________________

Signature if held jointly

PLEASE INDICATE ANY CHANGES IN ADDRESS

Please sign name exactly as it appears hereon.  When shares are registered in more than one name, the signatures of all such persons are required.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY.  THANK YOU.

A - 2